UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2004
(Date of Report)

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware	91-1292054

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)

(206) 392-5040
(Registrant’s telephone number)

FORWARD-LOOKING INFORMATION
ITEM 12. Results of Operations And Financial Condition
Signature
Attachment A

FORWARD-LOOKING INFORMATION
This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

ITEM 12.
Results of Operations And Financial Condition

Alaska Air Group, Inc. (Alaska) today issued a press release reporting financial results for the quarter ended March 31, 2004. The press release is furnished as Attachment A.

2

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC. Registrant

Date: April 23, 2004

/s/ Brandon S. Pedersen Brandon S. Pedersen
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer

3

Attachment A

Contact:	Brad Tilden	-or-	Lou Cancelmi
	206/392-5362		206/392-5170

FOR IMMEDIATE RELEASE	April 23, 2004

ALASKA AIR GROUP REPORTS FIRST QUARTER RESULTS

     SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported a first quarter net loss of $42.7 million, or $1.59 per diluted share, compared to a net loss of $56.3 million, or $2.12 per diluted share, in the first quarter of 2003. First quarter results include an impairment charge of $2.4 million ($1.6 million, net of tax, or $0.06 per share), related to Horizon’s F-28 aircraft and related spare engines. The first quarter results reflect higher passenger revenue at both Alaska Airlines and Horizon Air compared to the same period in 2003, partially offset by exceedingly high jet fuel costs. Higher than expected winter traffic and improved yields resulted in an increase in passenger revenue of $77.8 million ($62.3 million at Alaska Airlines and $12.0 million at Horizon Air), or 16.4 percent, as compared to the same period in 2003. Aircraft fuel costs increased $18.0 million, or 20.1 percent, versus 2003.

     “The first quarter is traditionally our weakest, and this one included the added burden of high fuel prices and a severe winter storm,” said Bill Ayer, chairman and CEO of Alaska Air Group. “Despite these obstacles, we narrowed our year-over-year loss by $13.6 million, or 24.2%. But the bottom line is that we had a sizable loss, illustrating that we still have work ahead.”

     “I’m encouraged, though, by the fact that we continue to move in the right direction. This marked the seventh consecutive quarter we realized year-over-year improvements in our cost structure at Alaska and the sixth of seven quarters at Horizon. One particularly gratifying aspect to the quarter was that revenues increased due largely to double-digit growth in passenger boardings at both Alaska and Horizon. That’s a strong endorsement of our value proposition — outstanding service at the right price, delivered by caring employees.”

     Operationally, Alaska Airlines’ passenger traffic in the first quarter increased 13.9 percent on a capacity increase of 10.0 percent. Alaska’s load factor increased 2.4 percentage points to 69.1 percent compared to the same period in 2003. Alaska’s operating revenue per available seat mile (ASM) increased 4.6 percent, while its operating cost per ASM excluding fuel decreased 1.6

Attachment A

percent. Alaska’s pretax loss for the quarter was $53.2 million, compared to $70.6 million in 2003.

     Horizon Air’s passenger traffic in the first quarter increased 26.1 percent on a 12.3 percent capacity increase. Horizon’s load factor increased by 6.9 percentage points to 65.0 percent compared to the same period in 2003. Horizon’s operating revenue per ASM decreased 0.8 percent, while its operating cost per ASM excluding fuel and impairment charges decreased 8.9 percent. The decrease in Horizon’s revenue per ASM and cost per ASM excluding fuel and impairment charge is largely due to the addition of Horizon’s contract flying for Frontier Airlines. This flying represented 16.2 percent of Horizon’s capacity during the first quarter and 7.4 percent of its passenger revenues. Horizon’s pretax loss for the quarter was $10.4 million, compared to a pretax loss of $15.3 million in 2003.

     Alaska Air Group had cash and short-term investments at March 31, 2004 of approximately $830 million compared to $812 million at December 31, 2003. The increased balance primarily reflects cash generated from operations and the financing of two Alaska aircraft, partially offset by the purchase of one aircraft, capitalized overhauls and debt repayments. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 78 percent during the three months ended March 31, 2004 compared to 77 percent as of December 31, 2003.

     A summary of financial and statistical data for Alaska Airlines and Horizon Air as well as a reconciliation of the reported non-GAAP financial measures can be found on pages 6-8.

     A conference call regarding the first quarter 2004 results will be simulcast via the internet at 8:30 a.m. Pacific Standard Time. It may be accessed through our website at www.alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at www.alaskaair.com.

     This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology

Attachment A

such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

# # #

Attachment A

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	December 31	March 31
(In Millions Except Per Share Amounts)	2003	2004
Cash and marketable securities	$812	$830

Total current assets	1,148	1,232
Property and equipment-net	1,949	1,977
Other assets	162	190

Total assets	$3,259	$3,399

Current liabilities	1,017	1,089
Long-term debt and capital lease obligations	907	994
Other liabilities and credits	661	675
Shareholders’ equity	674	641

Total liabilities and equity	$3,259	$3,399

Attachment A

Alaska Air Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Three Months Ended March 31
(In Millions Except Per Share Amounts)	2003	2004
Operating Revenues
Passenger	$475.5	$553.3
Freight and mail	18.6	18.6
Other — net	24.6	26.5

Total Operating Revenues	518.7	598.4

Operating Expenses
Wages and benefits	227.1	242.3
Contracted services	25.7	27.1
Aircraft fuel	89.4	107.4
Aircraft maintenance	46.5	50.8
Aircraft rent	46.9	47.8
Food and beverage service	13.4	11.6
Other selling expenses and commissions	30.5	38.4
Depreciation and amortization	32.4	36.1
Loss on sale of assets	0.1	0.4
Landing fees and other rentals	37.1	42.8
Other	47.4	49.4
Impairment of F-28 aircraft and spare engines	—	2.4

Total Operating Expenses	596.5	656.5

Operating Loss	(77.8)	(58.1)

Nonoperating Income (Expense)
Interest income	0.6	4.6
Interest expense	(11.1)	(12.7)
Interest capitalized	0.8	0.3
Other — net	(0.4)	(0.3)

	(10.1)	(8.1)

Loss before income tax	(87.9)	(66.2)
Income tax benefit	(31.6)	(23.5)

Net Loss	(56.3)	(42.7)

Basic and Diluted Loss Per Share:
Net loss per share	$(2.12)	$(1.59)
Shares used for computation:
Basic and Diluted	26.582	26.778

Attachment A

     Alaska Airlines Financial and Statistical Data (unaudited)

	Three Months Ended March 31
			%
Financial Data (in millions):	2003	2004	Change
Operating Revenues:
Passenger	$387.0	$449.3	16.1%
Freight and mail	17.4	17.7	1.7%
Other — net	22.6	24.3	7.5%

Total Operating Revenues	427.0	491.3	15.1%

Operating Expenses:
Wages and benefits	188.0	200.8	6.8%
Contracted services	20.7	23.1	11.6%
Aircraft fuel	76.1	93.2	22.5%
Aircraft maintenance	37.9	43.5	14.8%
Aircraft rent	30.5	29.5	- 3.3%
Food and beverage service	12.9	11.2	-13.2%
Other selling expenses and commissions	30.1	33.9	12.6%
Depreciation and amortization	28.5	32.8	15.1%
Loss on sale of assets	0.3	0.8	NM
Landing fees and other rentals	28.7	33.2	15.7%
Other	34.1	36.9	8.2%

Total Operating Expenses	487.8	538.9	10.5%

Operating Loss	(60.8)	(47.6)	-21.7%

Interest income	1.2	5.3
Interest expense	(11.3)	(10.8)
Interest capitalized	0.7	0.1
Other — net	(0.4)	(0.2)

	(9.8)	(5.6)

Loss Before Income Tax	$(70.6)	$(53.2)	-24.6%

Operating Statistics:
Revenue passengers (000)	3,258	3,592	10.3%
RPMs (000,000)	3,143	3,580	13.9%
ASMs (000,000)	4,708	5,178	10.0%
Passenger load factor	66.7%	69.1%	2.4	pts
Breakeven load factor	80.3%	78.6%	(1.7	)pts
Yield per passenger mile	12.31 ¢	12.55 ¢	1.9%
Operating revenue per ASM	9.07 ¢	9.49 ¢	4.6%
Operating expenses per ASM	10.36 ¢	10.41 ¢	0.5%
Expense per ASM excluding fuel	8.75 ¢	8.61 ¢	-1.6%
Fuel cost per gallon	98.1 ¢	112.4 ¢	14.6%
Fuel gallons (000,000)	77.6	82.9	6.8%
Average number of employees	9,988	9,984	0.0%
Aircraft utilization (blk hrs/day)	10.3	10.4	1.0%
Operating fleet at period-end	106	108	1.9%

NM = Not Meaningful

Attachment A

Horizon Air Financial and Statistical Data (unaudited)

	Three Months Ended March 31
			%
Financial Data (in millions):	2003	2004	Change
Operating Revenues:
Passenger	$94.0	$106.0	12.8%
Freight and mail	1.2	0.9	-25.0%
Other — net	3.7	3.4	-8.1%

Total Operating Revenues	98.9	110.3	11.5%

Operating Expenses:
Wages and benefits	39.1	41.5	6.1%
Contracted services	6.6	5.2	-21.2%
Aircraft fuel	13.3	14.2	6.8%
Aircraft maintenance	8.6	7.3	-15.1%
Aircraft rent	16.4	18.3	11.6%
Food and beverage service	0.5	0.4	-20.0%
Other selling expenses and commissions	5.9	6.5	10.2%
Depreciation and amortization	3.6	3.0	-16.7%
Gain on sale of assets	(0.2)	(0.4)	NM
Landing fees and other rentals	8.7	9.9	13.8%
Other	11.5	11.5	0.0%
Impairment of F-28 aircraft and spare engines	—	2.4	NM

Total Operating Expenses	114.0	119.8	5.1%

Operating Loss	(15.1)	(9.5)	-37.1%

Interest expense	0.2	(1.3)
Interest capitalized	(0.5)	0.2
Other — net	0.1	0.2

	(0.2)	(0.9)

Loss Before Income Tax	$(15.3)	$(10.4)	-32.0%

Operating Statistics:
Revenue passengers (000)	1,088	1,267	16.5%
RPMs (000,000)	357	450	26.1%
ASMs (000,000)	616	692	12.3%
Passenger load factor	58.1%	65.0%	6.9	pts
Breakeven load factor	68.3%	68.5%	0.2	pts
Yield per passenger mile	26.30 ¢	23.57 ¢	-10.4%
Operating revenue per ASM	16.07 ¢	15.94 ¢	-0.8%
Operating expenses per ASM	18.53 ¢	17.30 ¢	-6.6%
Expense per ASM excluding fuel and impairment charge	16.37 ¢	14.91 ¢	-8.9%
Fuel cost per gallon *	102.0 ¢	118.3 ¢	16.0%
Fuel gallons (000,000) *	13.0	12.0	-7.7%
Average number of employees	3,415	3,344	-2.1%
Aircraft utilization (blk hrs/day)	7.8	7.7	-1.3%
Operating fleet at period-end	59	64	8.5%

NM = Not Meaningful

* Excludes contract flying for Frontier Airlines

Attachment A

Note A:

Pursuant to Item 10 of Regulation S-K, the Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor the Company’s performance both with and without the cost of aircraft fuel and the impairment charge related to Horizon’s F-28 aircraft and spare engines. Because the cost and availability of aircraft fuel are subject to many economic and political factors beyond the Company’s control, it is the Company’s view that the measurement and monitoring of performance without fuel is important. In addition, the Company believes the disclosure of financial performance without impairment charges is useful to investors in evaluating our ongoing operational performance. Finally, these non-GAAP financial measures are also more comparable to financial measures reported to the Department of Transportation by other major network airlines.

The following table reconciles operating expenses excluding fuel and operating expenses per ASM excluding fuel for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:

($ in millions)	Three Months Ended March 31
	2003		2004
Operating expenses	$487.8		$538.9
ASMs (000,000)	4,708		5,178
Operating expenses per ASM	10.36	¢	10.41	¢

Operating expenses	$487.8		$538.9
Less: aircraft fuel	76.1		93.2

Operating expense excluding fuel	$411.7		$445.7
ASMs (000,000)	4,708		5,178
Operating expense per ASM excluding fuel	8.75	¢	8.61	¢

Horizon Air Industries, Inc.:
($ in millions)

	2003		2004
Operating expenses	$114.0		$119.8
ASMs (000,000)	616		692
Operating expenses per ASM	18.53	¢	17.30	¢

Operating expenses	$114.0		$119.8
Less: aircraft fuel	13.3		14.2
impairment of F-28 aircraft and spare engines	—		2.4

Operating expense excluding fuel and impairment charge	$100.7		$103.2
ASMs (000,000)	616		692
Operating expense per ASM excluding fuel and impairment charge	16.37	¢	14.91	¢

The following table reconciles Alaska Air Group, Inc.’s loss and loss per share during the three months ended March 31, 2004 excluding the impairment for F-28 aircraft and spare engines to total reported net loss. There was no such amount in the three months ended March 31, 2003.

	Three Months Ended March 31, 2004
	Dollars	Loss Per Share
Net loss and loss per share excluding impairment charges	($41.1)	($1.53)
Impairment of F-28 aircraft and spare engines	(1.6)	(0.06)

GAAP net loss and loss per share	($42.7)	($1.59)